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                                                                    Exhibit 8.1



                                                        HUNTON & WILLIAMS LLP
                                                        1900 K STREET, NW
                                                        WASHINGTON, DC 20006

                                                        TEL      202-955-1500
                                                        FAX      202-778-2201

                                                        FILE NO:  66469.000102

                                February 12, 2007


Lares Asset Securitization, Inc.
101 California Street, 13th Floor
San Francisco, California 94111

Ladies and Gentlemen:

     We have acted as counsel to Lares Asset Securitization, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of mortgage-backed pass-through certificates (the "Certificates") or mortgage-backed notes ("Notes", and together with the Certificates, the "Securities"), issuable in one or more series by separate trusts (each, a "Trust") to be established by the Company. Certificates will be issued pursuant to the form of pooling and servicing agreement, among the Company as depositor, a seller, a servicer, the trustee and a master servicer, each to be named therein (the "Pooling and Servicing Agreement"). The Notes will be issued pursuant to the form of indenture, between a Trust, a master servicer and an indenture trustee, each to be named therein (the "Indenture").

     We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (ii) the form of owner trust agreement, between the Company, a trust administrator and an owner trustee, each to be named therein (the "Owner Trust Agreement"); (iii) the form of transfer and servicing agreement, among the Company as depositor, a Trust, a seller, a servicer, an indenture trustee, a trust administrator and a master servicer, each to be named therein (the "Transfer and Servicing Agreement"); (iv) the Indenture, including the forms of Notes annexed thereto;
(v) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax
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Lares Asset Securitization, Inc.
February 12, 2007
Page 2


Considerations" in the prospectus as supplemented by the discussion in "Federal Income Tax Considerations" in the prospectus supplement are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     In arriving at the opinion expressed above, we have assumed that the Pooling and Servicing Agreement, the Indenture, the Transfer and Servicing Agreement, the Owner Trust Agreement or any other operating agreement for the proposed transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Securities and will be duly executed and delivered by the parties thereto in substantially the forms set forth in the related transaction documents filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Securities will be sold as described in the Registration Statement and that the parties to the issuance of any series of Securities will comply (without waiver) with all of the provisions of any Pooling and Servicing Agreement, Indenture, Transfer and Servicing Agreement or any other transaction document.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption "Federal Income Tax Considerations" in the prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates or the Notes under the laws of any state.

                                                     Very truly yours,



                                                     /s/ Hunton & Williams LLP

02151/09765/03352/08515

Exhibit 8.1